UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2024

WESTERN ACQUISITION VENTURES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-42124	86-3720717
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

42 Broadway, 12th Floor
New York, NY	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 740-0710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	WAVSU	The NASDAQ Stock Market LLC
Common stock, par value $0.001 per share	WAVS	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for a share of common stock at an exercise price of $11.50 per share	WAVSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 6, 2024, Western Acquisition Ventures Corp. (the “Company”) received written notice (the “Nasdaq Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is delinquent in filing its Quarterly Report on Form 10-Q for the period ended June 30, 2024 (the “Form 10-Q”), which may serve as an additional basis for the delisting of the Company’s securities from Nasdaq. The Company previously filed a Form 12b-25 with the U.S. Securities and Exchange Commission on August 14, 2024, disclosing that it was unable to file the Form 10-Q (the “Delinquent Filing”) within the prescribed time period without unreasonable effort or expense.

The Nasdaq Letter provided that under Nasdaq rules, the Company now has 60 calendar days to submit a plan to regain compliance with respect to the Delinquent Filing. If Nasdaq accepts our plan, Nasdaq can grant an exception of up to 180 calendar days from the Delinquent Filing’s due date, or until February 17, 2025, to regain compliance. In determining whether to accept our plan, Nasdaq will consider such things as the likelihood that the Delinquent Filing, along with any subsequent periodic filing that will be due, can be made within the 180 day period, the Company’s past compliance history, the reasons for the Delinquent Filing, other corporate events that may occur within its review period, the Company’s overall financial condition and its public disclosures.

The Company is working diligently to compile the information required to be included in the Form 10-Q and expects to file within the 60-day period described above, which would eliminate the need for the Company to submit a formal plan to regain compliance. As required under Nasdaq Listing Rule 5810(b), the Company issued a press release on September 9, 2024, announcing that it had received the Nasdaq Letter. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of the Company. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, without limitation, our ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, our ability to regain compliance with the Listing Rule and our ability to become current with our reports with the U.S. Securities and Exchange Commission. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the SEC. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except to the extent required by applicable law, we do not undertake any obligation to update or revise forward-looking statements made by us to reflect subsequent events or circumstances.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release dated September 9, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ACQUISITION VENTURES CORP.

Date: September 10, 2024	By:	/s/ James P McCormick
James P. McCormick, President and CEO